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                                                                     Exhibit 4.9

                          THIRD SUPPLEMENTAL INDENTURE

This Third Supplemental Indenture (this "Supplemental Indenture"), dated as of April 24, 2006, is entered into among Altra Industrial Motion, Inc., (the "Company"), the Guarantors signatory hereto (the "Guarantors"), Inertia Dynamics, LLC (the "New Guarantor") and The Bank of New York Trust Company, N.A., as trustee under the Indenture referred to below (the "Trustee"). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Indenture (as defined below).

                                   WITNESSETH

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 30, 2004 (as amended by the First Supplemental Indenture, dated as of February 8, 2006, and the Second Supplemental Indenture, dated as of February 8, 2006, the "Indenture"), among the Company, the Guarantors and the Trustee, that provides for the issuance by the Company of up to an aggregate principal amount of $165,000,000 of 9% Senior Secured Notes due 2011 (the "Notes");

WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of the Holders to allow any Subsidiary or any other Person to guarantee the Notes;

WHEREAS, the Company, the Guarantors and the New Guarantor desire to execute and deliver this Supplemental Indenture to the Indenture for the purpose of allowing the New Guarantor to guarantee the Notes;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the Company, the Guarantors and the New Guarantor and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company, the Guarantors and the New Guarantor have been duly performed and complied with; and

WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

                                   ARTICLE IV
                             AMENDMENTS TO INDENTURE

Section 4.01. AGREEMENT TO GUARANTEE. The New Guarantor hereby fully, jointly and severally, unconditionally and irrevocably guarantees with each of the Guarantors, to each of the Holders, the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any, and interest, and Additional Interest, if any, on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other Obligations of the Company to the Holders, the Trustee and the Collateral Agent

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hereunder, thereunder or under any Collateral Agreement shall be promptly paid in full or performed, all in accordance with the terms of the Indenture or thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03 (Limitation of Guarantor's Liability) of the Indenture.

      Section 4.02. GUARANTOR BOUND BY TERMS OF INDENTURE. In accordance with
Section 4.15 (Additional Subsidiary Guarantees) of the Indenture, the New Guarantor hereby acknowledges and agrees that it is subject to the provisions of the Indenture as a Guarantor.

                                   ARTICLE V
                                 EFFECTIVENESS

      Section 5.01. EFFECTIVENESS. This Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the New Guarantor, the Trustee and the Holders upon execution and delivery of this Supplemental Indenture by the parties hereto.

                                   ARTICLE VI
                                 MISCELLANEOUS

      Section 6.01. INDENTURE RATIFIED. Except as otherwise provided herein, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

      Section 6.02. CONSTRUCTION OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

      Section 6.03. TRUST INDENTURE ACT CONTROLS. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939, as amended, as in force at the date this Supplemental Indenture is executed, the provision required by said Act shall control.

      Section 6.04. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      Section 6.05. TRUSTEE NOT RESPONSIBLE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company, the Guarantors and the New Guarantor.

      Section 6.06. GOVERNING LAW. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

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      Section 6.07. SUCCESSORS. All covenants and agreements in this
Supplemental Indenture by the Company, the Guarantors, the New Guarantor or the Trustee shall bind their respective successors and assigns, whether so expressed or not.

      Section 6.08. SEVERABILITY. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                              INERTIA DYNAMICS, LLC

                              By: /s/ David Wall
                                  --------------------------------------
                              Name: David Wall
                              Title: Manager

                              ALTRA INDUSTRIAL MOTION, INC.

                              By: /s/ Michael L. Hurt
                                  -------------------------------------
                              Name: Michael L. Hurt
                              Title: Chief Executive Officer

                              THE BANK OF NEW YORK TRUST COMPANY,
                              N.A., as Trustee

                              By: /s/ Sandee Parks
                                  -------------------------------------
                              Name: Sandee Parks
                              Title: Vice President

                              AMERICAN ENTERPRISES MPT CORP.
                              AMERICAN ENTERPRISES MPT HOLDINGS, LLC
                              AMERIDRIVES INTERNATIONAL, LLC
                              BOSTON GEAR LLC
                              FORMSPRAG LLC
                              THE KILIAN COMPANY
                              KILIAN MANUFACTURING CORPORATION
                              NUTTALL GEAR L L C
                              WARNER ELECTRIC INTERNATIONAL HOLDING, INC.
                              WARNER ELECTRIC LLC
                              WARNER ELECTRIC TECHNOLOGY LLC,
                              as Guarantors

                              By: /s/ Michael L. Hurt
                                  -------------------------------------
                              Name: Michael L. Hurt
                              Title: Chief Executive Officer